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                                                                 Exhibit (a)(6)

                       FUND AMERICAN ENTERPRISES HOLDINGS, INC.
                              OFFER TO PURCHASE FOR CASH
                      UP TO 1,000,000 SHARES OF ITS COMMON STOCK
                     AT A PURCHASE PRICE NOT GREATER THAN $125.00
                         NOR LESS THAN $105.00 NET PER SHARE


To Our Clients:                                                November 3, 1997

Enclosed for your consideration are the Offer to Purchase dated November 3, 1997, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Fund American Enterprises Holdings, Inc., a Delaware corporation (the "Company"), pursuant to which the Company is inviting its shareholders to tender shares of its Common Stock, par value $1.00 per share ("Shares"), at prices not greater than $125.00 nor less than $105.00 per Share, net to the seller in cash, upon the terms and subject to the conditions of the Offer.

The Company will determine a single per Share price (not greater than $125.00 nor less than $105.00 per Share) (the "Purchase Price") that it will pay for the Shares validly tendered pursuant to the Offer and not withdrawn, taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The Company will select the lowest Purchase Price that will allow it to purchase 1,000,000 Shares (or such lesser number of Shares as are validly tendered at prices not greater than $125.00 nor less than $105.00 per Share) and not withdrawn pursuant to the Offer.

All Shares properly tendered at or above the Purchase Price and not withdrawn will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including the proration
provisions thereof.   All Shares not purchased pursuant to the Offer, including
Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration, will be returned to the tendering shareholders at the Company's expense as promptly as practicable following the Expiration Date (as defined in Section 1 of the Offer to Purchase). The Company reserves the right, in its sole discretion but subject to any applicable legal requirements, to purchase more than 1,000,000 Shares pursuant to the Offer. See
Section 1 of the Offer to Purchase.

We are the holder of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

Please instruct us as to whether you wish us to tender any of or all the Shares we hold for your account upon the terms and subject to the conditions of the Offer.

We call your attention to the following:

1. You may tender any portion of or all your Shares at prices (in multiples of $1.00), which cannot be greater than $125.00 nor less than $105.00 per Share as indicated in the attached instruction form, net to you in cash.

2. The Offer is not conditioned upon any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions. See
    Section 6 of the Offer to Purchase.

3. The Offer, proration period and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, December 1, 1997, unless the Offer is extended.

4. The Offer is for 1,000,000 Shares, representing approximately 15.7% of the Shares outstanding as of November 3, 1997, and approximately 13.6% of the sum of the Shares then outstanding and all Shares which may be issued upon the exercise of outstanding employee stock options and warrants as of such date.

5. Tendering shareholders will not be obligated to pay any brokerage commissions, solicitation fees, or, subject to Instruction 7 of the Letter of Transmittal, any stock transfer taxes with respect to the transfer and sale of Shares to the Company pursuant to the Offer.

6. If you owned beneficially as of the close of business on October 27, 1997, and will continue to own beneficially until the Expiration Date (as defined in the Offer to Purchase), an aggregate of fewer than 100 Shares and you are tendering all such Shares and do not withdraw such Shares before the Expiration Date and complete the box captioned "Odd Lots" in the attached instruction form, the Company, upon the terms and subject to the conditions of the Offer, will accept all such

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    Shares for purchase before proration, if any, of the purchase of other
    Shares tendered at or below the Purchase Price.

If you wish to have us tender any of or all your Shares, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instruction form to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the instruction form.

YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, DECEMBER 1, 1997, UNLESS THE OFFER IS EXTENDED.

As described in Section 1 of the Offer to Purchase and subject to matters described therein, if the number of Shares properly tendered and not withdrawn before the Expiration Date at prices not greater than $125.00 nor less than $105.00 per Share is greater than 1,000,000 Shares (or such greater number of Shares as the Company may elect to purchase pursuant to the Offer), the Company, upon the terms and subject to the conditions of the Offer, will accept Shares for purchase in the following order of priority:

(a) first, all Shares properly tendered at or below the Purchase Price and not withdrawn before the Expiration Date by any shareholder who owned beneficially as of the close of business on October 27, 1997, and who continues to own beneficially until the Expiration Date an aggregate of fewer than 100 Shares and who tenders all Shares beneficially owned by such shareholder (PARTIAL TENDERS WILL NOT QUALIFY FOR THIS PREFERENCE); and

(b) then, after purchase of all the foregoing Shares, all other Shares properly tendered at or below the Purchase Price and not withdrawn before the Expiration Date on a pro rata basis, if necessary (with adjustments to avoid purchases of fractional Shares).

THE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT TENDERS FROM OR ON BEHALF OF, OWNERS OF SHARES RESIDING IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR ITS ACCEPTANCE WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

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                                     INSTRUCTIONS
                                 WITH RESPECT TO THE
                              OFFER TO PURCHASE FOR CASH
                        UP TO 1,000,000 SHARES OF COMMON STOCK
                                          OF

                       FUND AMERICAN ENTERPRISES HOLDINGS, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated November 3, 1997, and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the Offer by Fund American Enterprises Holdings, Inc., a Delaware corporation (the "Company"), to purchase for cash up to 1,000,000 shares of its Common Stock, par value $1.00 per share ("Shares"), at prices not greater than $125.00 nor less than $105.00 per Share, net to the seller in cash, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, upon the terms and subject to the conditions of the Offer.

AGGREGATE NUMBER OF SHARES TO BE TENDERED BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED:*


                                  __________ SHARES

       *Unless otherwise indicated, all the Shares held for the account of the undersigned will be tendered.



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                        PRICE (IN DOLLARS) PER SHARE AT WHICH
                              SHARES ARE BEING TENDERED

                               ------------------------

                 IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE,
                       A SEPARATE FORM FOR EACH PRICE SPECIFIED
                                    MUST BE USED.

                               ------------------------

                                 CHECK ONLY ONE BOX.
               IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED
                          THERE IS NO VALID TENDER OF SHARES

                               ------------------------


                         SHARES TENDERED AT PRICE DETERMINED
                                   BY DUTCH AUCTION

/ / The undersigned wants to maximize the chance of having the Company purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares at, and is willing to accept, the Purchase Price resulting from the Dutch auction tender process. This action could result in receiving a price per Share as low as $105.00 or as high as $125.00.

               ***CHECK EITHER THE BOX ABOVE OR CHECK ONE BOX BELOW***



                               SHARES TENDERED AT PRICE
                              DETERMINED BY SHAREHOLDER

              / /  $105           / /  $112           / /  $119
              / /  $106           / /  $113           / /  $120
              / /  $107           / /  $114           / /  $121
              / /  $108           / /  $115           / /  $122
              / /  $109           / /  $116           / /  $123
              / /  $110           / /  $117           / /  $124
              / /  $111           / /  $118           / /  $125

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                                       ODD LOTS

/ / By checking this box, the undersigned represents that the undersigned beneficially owned as of the close of business on October 27, 1997, and will continue to own beneficially until the Expiration Date an aggregate of fewer than 100 Shares, and is tendering all such Shares.
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                                    SIGNATURE BOX
Signature(s)___________________________________________________________________

_______________________________________________________________________________

Dated__________________________________________________________________________

Name(s) and Address(es)________________________________________________________
                                                   (Please Print)

___________________________________________________________________________

___________________________________________________________________________


Area Code and Telephone Number_________________________________________________

Taxpayer Identification or
Social Security Number_________________________________________________________

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